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                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                  (Amendment No.   )


Filed by the Registrant / /
Filed by a Party other than the Registrant /x/
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/x/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section  240.14a-11(c) or
     Section  240.14a-12

          Capital Realty Investors Tax Exempt Fund Limited Partnership and
           Capital Realty Investors Tax Exempt Fund III Limited Partnership
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)

                           Dominium Tax Exempt Fund L.L.P.
--------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement,
                            if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
     5)  Total fee paid:

         ----------------------------------------------------------------------
/ /      Fee paid previously with preliminary materials.

/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          $32,461
          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
          Schedule 14A
          ----------------------------------------------------------------------
     3)   Filing Party:
          Capital Realty Investors Tax Exempt Fund Limited Partnership and Capital Realty Investors Tax Exempt Fund III Limited Partnership
          ----------------------------------------------------------------------
     4)   Date Filed:
          March 18, 1996 and September 3, 1996
          ----------------------------------------------------------------------

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[LETTERHEAD]
From:
Dominium Tax Exempt Fund L.L.P.          For Release:
2915 Niagara Lane                                     IMMEDIATELY
Plymouth, MN 55447                       Contact:    Arthur B. Crozier
                                                     Georgeson & Company Inc.
                                                     (212) 440-9861

                       DOMINIUM TAX EXEMPT FUND L.L.P.
                       IN DISCUSSIONS WITH CAPREIT

     Minneapolis, Minnesota, October 29, 1996...Dominium Tax Exempt Fund L.L.P. announced today that in connection with postponing the BAC Holders meetings of Capital Realty Investors Tax Exempt Fund Limited Partnership and Capital Realty Investors Tax Exempt Fund III Limited Partnership (AMEX: "CRA", "CRB", "CRL") (the "Funds") to November 8, 1996, CAPREIT has approached Dominium concerning a possible increase in the price offered to BAC Holders.

Jack Safar, a partner in Dominium, said, "We are pleased that the BAC Holders have clearly demanded that the General Partners maximize value for all BAC Holders. We will be reviewing carefully any new proposals to determine whether they are in the best interests of all BAC Holders."

Dominium, through its affiliated companies, owns or manages approximately 14,000 multi-housing units across the country and has 25 years experience in real estate development and property management. In addition to its Minneapolis headquarters, Dominium has offices in Milwaukee, Chicago, Atlanta
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and Miami. The partners of Dominium and participants in the proxy solicitation in opposition to the transaction are David L. Brierton, Jack W. Safar, Paul R. Sween and Armand E. Brachman. Dominium owns 100 beneficial assignee certificates of each series of the funds.
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